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                                                                     Exhibit 8.1

July 15, 2003

Jefferies Group, Inc.
520 Madison Avenue
12th Floor
New York, NY 10022

Re: Registration Statement on Form S-3 for Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants

Dear Ladies and Gentlemen:

We have acted as United States tax counsel to Jefferies Group, Inc., a Delaware corporation (the "Company "), in connection with the filing of a Registration Statement on Form S-3, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated thereunder, for the registration by the Company of Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants (the "Securities") having an aggregate initial offering price of up to $1,000,000,000. Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture dated as of March 12, 2002, by and between the Company and The Bank of New York, as trustee, as amended and supplemented by the First Supplemental Indenture thereto, dated as of July 15, 2003, the Form of Subordinated Indenture to be entered into by the Company and The Bank of New York, as trustee, the Form of Depository Agreement, and such other documents and records as we have deemed necessary.

We have also read and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and such certificates and representations of officers and representatives of the Company, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We understand and assume that (i) each agreement represents the valid and binding obligation of the respective parties thereto, enforceable in accordance with its respective terms, and the entire agreement between the parties with respect to the subject matter thereof, (ii) the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (iii) the transactions provided for by each agreement were and will be carried out in accordance with their terms.

Our opinion is based upon existing federal income tax laws, regulations, administrative pronouncements and judicial decisions. All such authorities are subject to change, either

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                                                                     Exhibit 8.1

prospectively or retroactively. No assurance can be provided as to the effect of any such change upon our opinion.

The opinion set forth herein has no binding effect on the Internal Revenue Service or the courts. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

Based upon the foregoing, we advise you that in our opinion, except as to factual matters and subject to the qualifications and limitations set out in the Registration Statement, the material United States federal income tax considerations of an investment in the Securities are as set out in the Registration Statement under the caption "United States Federal Income Taxation."

In giving the foregoing opinion, we express no opinion other than as to the federal income tax law of the United States of America.

We are furnishing this letter in our capacity as United States tax counsel to the Company, and this letter is solely for the benefit of the Company. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "United States Federal Income Taxation". In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act.

                                         Very truly yours,


                                         /S/ Morgan, Lewis & Bockius LLP